UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

August 3, 2015
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4699 Old Ironside Drive, Suite 300 Santa Clara, California 95054
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

8708 Technology Forest Place, Suite 100
The Woodlands, Texas 77381
(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2015, the Board of Directors of Uni-Pixel, Inc. (the “Company”) approved awards to certain officers and directors from the Uni-Pixel, Inc. 2011 Incentive Stock Plan.  Persons who received awards included Jeff A. Hawthorne, the Company’s Chief Executive Officer, who received 100,000 shares of restricted common stock and Christine A. Russell, the Company’s Chief Financial Officer, who received 180,000 shares of restricted common stock.  The common stock had a value on the date of grant of $1.24 per share.  The right to receive the shares will vest in increments of one-third on July 31, 2016, July 31, 2017 and July 31, 2018.

Item 8.01	Other Events.

On August 3, 2015 the address of the Company’s headquarters changed to 4699 Old Ironside Drive, Suite 300, Santa Clara, California 95054.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 3, 2015	By:	/s/ Christine Russell
Christine Russell, Chief Financial Officer